Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts and Legal Matters” and to the use of our report dated November 30, 2020 relating to the consolidated financial statements of BriaCell Therapeutics Corp. in the Registration Statement (Form F-1) and the related Prospectus of BriaCell Therapeutics Corp. dated January 14, 2021.

January 14, 2021	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Canada	Licensed Public Accountants